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                                                                     EXHIBIT 1.1



                    GREEN TREE FINANCIAL CORPORATION, SELLER
                    Pass-Through Certificates, Series 1993-4
                                   Class B-2

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                            August 30, 1994



LEHMAN BROTHERS INC.
Three World Financial Center
New York, New York  10285

Dear Sirs:

     Green Tree Financial Corporation (the "Company") is a Minnesota corporation with its principal place of business in Saint Paul, Minnesota. The Company has filed a registration statement (the "Class B-2 Registration Statement") on Form S-11 (File No. 33-51057) relating to the issuance and sale of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1993-4, Class B-2 (the "Certificates") evidencing interests in manufactured housing installment sales contracts and installment loan agreements ("Contracts") and having aggregate outstanding principal balances of $29,011,584.11 (approximate). The Company has also filed a registration statement (the "Shelf Registration Statement") on Form S-3 (File No. 33-53881) relating to the offering of Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates and Limited Guarantees of the Company from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "1933 Act"). The Class B-2 Registration Statement and the Shelf Registration Statement will be referred to collectively herein as the "Registration Statement". The Certificates have been issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1993 between the Company, as seller and servicer (the "Servicer") and First Bank National Association, as trustee (the "Trustee").
The Certificates evidence specified interests in a separate pool of Contracts (the "Contract Pool") and certain other property held in trust with respect to the Certificates (the "Trust Fund"). The form of the Pooling and Servicing Agreement has been incorporated by reference as an exhibit to the Class B-2 Registration Statement and filed as an exhibit to the Shelf Registration Statement.
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     The Certificates are now being offered pursuant to a Prospectus Supplement dated August 30, 1994 to a prospectus dated December 16, 1993 (relating to the Class B-2 Registration Statement) and to a prospectus dated August 4, 1994 (relating to the Shelf Registration Statement).

     The Certificates are more fully described in the Registration Statement which the Company has furnished to you. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement. The term "you" as used herein, unless the context otherwise requires, shall mean Lehman Brothers Inc.

     Each offering of Certificates pursuant to this Agreement will be made through you. Whenever the Company determines to make an offering of Certificates, it will enter into an agreement (the "Terms Agreement") providing for the sale of such Certificates to, and the purchase and offering thereof by, you (the "Underwriter"). The Terms Agreement relating to each offering of Certificates shall specify, among other things, the principal amount or amounts of Certificates to be issued, the price at which the Certificates are to be purchased by the Underwriter from the Company and the initial public offering price or the method by which the price at which such Certificates are to be sold will be determined. A Terms Agreement, which shall be substantially in the form of Exhibit A hereto, may take the form of an exchange of any standard form of written telecommunication between you and the Company. Each offering of Certificates will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Underwriter.

     The Company has filed with the Securities and Exchange Commission (the "Commission") the Registration Statement and has filed, and proposes to file, such amendments thereto as may have been required to the date hereof pursuant to the 1933 Act and the rules of the Commission thereunder (the "Regulations"). Such Registration Statement, as amended at the time when it became effective under the 1933 Act, and each prospectus (collectively referred to herein as the "Prospectus") relating to the sale of Certificates by the Company constituting a part thereof, as from time to time each is amended or supplemented pursuant to the 1933 Act or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus" respectively; provided, however that a supplement to the Prospectus contemplated by Section 3(a) hereof (a "Prospectus Supplement") shall be deemed to have supplemented the Prospectus only with respect to the offering or offerings of Certificates to which it relates.

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     SECTION 1.  Representations and Warranties.  The Company represents and
                 ------------------------------
warrants to you as of the date hereof, all as of the date of such Terms Agreement (in each case, the "Representation Date"), as follows:

          (1) The Registration Statement and the Prospectus, at the time the Registration Statement became effective did, and as of the applicable Representation Date will, comply in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement at the time it became effective did not, and as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented at the time the Registration Statement became effective did not, and as amended or supplemented as of the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or Prospectus. The conditions to the use by the Company of a registration statement on Form S-3 and Form S-11 under the 1933 Act, as set forth in the General Instructions to Form S-3 and Form S-11, have been satisfied with respect to the Registration Statement, as applicable, and the Prospectus. There are no contracts or documents of the Company which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Regulations which have not been so filed.

           (2) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Limited Guarantee Agreement and the Terms Agreement, and to continue to perform its obligations under the Pooling and Servicing Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or lease of its properties or the conduct of its business requires such qualification.

                                       3
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          (3)  The Company is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which default might result in any material adverse change in the financial condition, earnings, affairs or business of the Company or which might materially and adversely affect the properties or assets thereof.

          (4) The execution and delivery by the Company of this Agreement, the Terms Agreement and the Limited Guarantee Agreement are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the sale of the Certificates to the Underwriter, nor the issuance of the Limited Guarantee, nor the execution and delivery by the Company of this Agreement and the Limited Guarantee Agreement, nor the consummation by the Company of the transactions therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will materially conflict with or result in a material breach of, or constitute a material default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Company or its properties or the certificate of incorporation or by-laws of the Company, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (5) This Agreement has been, and the Terms Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally,
     (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and
     (iii) as to enforceability with respect to rights of indemnity thereunder, to limitations of public policy under applicable securities laws.

          (6) The Pooling and Servicing Agreement has been and the Limited Guarantee Agreement will be duly authorized, executed

                                       4
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     and delivered by the Company, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms, subject (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and
     (ii) as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (7) The Certificates have been duly and validly authorized by the Company, have been executed and authenticated as specified in the Pooling and Servicing Agreement, and are validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement, and are binding obligations of the trust to the extent provided in the Pooling and Servicing Agreement.

          (8) No filing or registration with, notice to or consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Terms Agreement, except such as may be required under the 1933 Act, the Regulations, or state securities or Blue Sky laws.

          (9) The Company possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and as described in the Prospectus and the Company has received no notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, financial condition or earnings of the Company.

          (10) Neither the Company nor the Trust Fund created by the Pooling and Servicing Agreement have been or will be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

          (11) The Certificates, the Pooling and Servicing Agreement, the Terms Agreement, any Standard Hazard Insurance Policies and the Limited Guarantee conform in all material respects to the descriptions thereof contained in the Prospectus.

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     SECTION 2.  Purchase and Sale.  The commitment of the Underwriter to
                 -----------------
purchase Certificates pursuant to any Terms Agreements shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth.

     Payment of the purchase price for, and delivery of, any Certificates to be purchased by the Underwriter shall be made at the office of Brown & Wood, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by you and the Company, at such time or date as shall be agreed upon by you and the Company in the Terms Agreement (each such time and date being referred to as a "Closing Time"). Unless otherwise specified in the Terms Agreement, payment shall be made to the Company, at the option of the Company, either (a) by certified or official bank check or checks in New York Clearing House or similar next day funds payable to the order of the Company, or (b) in immediately available Federal funds wired to such bank as may be designated by the Company; provided, however, that if payment is made in immediately available Federal funds if so specified in the Terms Agreement, the Company shall simultaneously reimburse the Underwriter for the cost to the Underwriter of such funds, based on the Underwriter's cost of borrowing such funds for one day at their most favorable commercial paper rate at the Closing Time. Such Certificates shall be in such denominations and registered in such names as you may request in writing at least two business days prior to the Closing Time. Such Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 12:00 noon on the first business day prior to the applicable Closing Time.

     SECTION 3.  Covenants of the Company.  The Company covenants with you and
                 ------------------------
the Underwriter participating in the applicable offering of Certificates, as follows:

          (a) Immediately following the execution of the Terms Agreement, the Company will prepare a Prospectus Supplement setting forth the principal amount of Certificates covered thereby, the price at which the Certificates are to be purchased by the Underwriter from the Company, either the initial public offering price or the method by which the price by which the Certificates are to be sold will be determined, the selling concession(s) and reallowance(s), if any, any delayed delivery arrangements, and such other information as you and the Company deem appropriate in connection with the offering of the Certificates. The Company will promptly transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424 under the 1933 Act and will furnish to the Underwriter as many copies of the Prospectus

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     and such Prospectus Supplement as you shall reasonably request.

          (b) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with sales of the Certificates by you or the Underwriter, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel, counsel for the Company, or otherwise, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of circumstances existing at the time it is delivered to a purchaser, not misleading or if it shall be necessary, in the opinion of any such counsel or otherwise, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations thereunder, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriter as many copies of the Prospectus, as so amended or supplemented, as you shall reasonably request.

          (c) The Company will give you reasonable notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the 1933 Act or otherwise (other than reports to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act")), will furnish you with copies of any such amendment or supplement or other documents proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you or your counsel shall object.

          (d) The Company will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or any document, other than reports to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or any Prospectus Supplement, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or suspension of the qualification of the Certificates or the initiation of any

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     proceedings for that purpose.  The Company will make every reasonable effort to prevent the issuance of any such stop order or suspension and, if any such stop order or suspension is issued, to obtain the lifting thereof at the earliest possible moment.

          (e) The Company will deliver to you as many signed and as many conformed copies of the Registration Statement (as ordinarily filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

          (f) The Company will endeavor, in cooperation with you, to qualify the Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Certificates. The Company will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Certificates have been qualified as above provided.

     SECTION 4.  Conditions of Underwriter' Obligations.  The Obligations of the
                 --------------------------------------
Underwriter to purchase Certificates pursuant to any Terms Agreement are subject to the accuracy of the representations and warranties on the part of the Company herein contained, to the accuracy of the statements of the Company's officers made pursuant hereto, to the performance by the Company of all of its obligations hereunder and to the following further conditions:

          (a) At the applicable Closing Time (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings therefor initiated or threatened by the Commission, (ii) the Certificates shall have received the rating or ratings specified in the Terms Agreement, and (iii) there shall not have come to your attention any facts that would cause you to believe that the Prospectus, together with the applicable Prospectus Supplement at the time it was required to be delivered to a purchaser of the Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

          (b)  At the applicable Closing Time you shall have received:

          (1) The favorable opinion, dated as of the Closing Time, of Dorsey & Whitney, counsel for the Company, as Seller and Servicer of the Contracts, in form and substance satisfactory to you in connection with the sale of the Certificates and the issuance of the Limited Guarantee.

     Such counsel shall deliver to you such additional opinions addressing the transfer by the Company to the Trustee of its right, title and interest in and to the Contracts and other property included in the Trust Fund on the Closing Time as may be required by each Rating Agency rating the Certificates and any additional bring-down opinions with respect to the opinions delivered in connection with the issuance of the Certificates as you may reasonably require.

     Such counsel shall state that it has participated in the conferences with officers and other representatives of the Company, your counsel, representatives of the independent accountants for the Company and you at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for, the factual accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as to statements in the Prospectus and Prospectus Supplement under the captions "Certain Federal Income Tax Consequences", "Description of the Certificates" and "Limited Guarantee of the Company") and has made no independent check or verification thereof for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the certificates of officers and other representatives of the Company), nothing has come to their attention that leads such counsel to believe that the Registration Statement, when it became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement and the Prospectus on the date of the Terms Agreement contained, and the Prospectus on the date hereof contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need express no view with respect to the financial statements, schedules and other financial, statistical and numerical data included in or incorporated by reference into the Registration Statement or the Prospectus.

     Said counsel may state that they are admitted to practice only in the State of Minnesota, that they are not admitted to the Bar in any other State and are not experts in the law of any other State and to the extent that the foregoing opinions concern the laws of any other State such counsel may rely upon the opinion of counsel

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satisfactory to the Underwriter and admitted to practice in such jurisdiction.
Any opinions relied upon by such counsel as aforesaid shall be addressed to the Underwriter and shall be delivered together with the opinion of such counsel, which shall state that such counsel believes that their reliance thereon is justified.

          (2) The favorable opinion of counsel to the Trustee, dated as of the Closing Time, addressed to you and in form and scope satisfactory to you.

          (c) At the applicable Closing Time, you shall have received a certificate of the President or a Vice President of the Company, dated as of such Closing Time, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct with the same force and effect as though such Closing Time were a Representation Date.

          (d) At the applicable Closing Time, you shall have received, addressed to you, any additional opinions delivered by counsel pursuant to the request of the Rating Agency or Rating Agencies rating the Certificates.

          (e) At the applicable Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they reasonably may require for the purpose of enabling them to pass upon the sale of the Certificates and the issuance of the Limited Guarantee as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the sale of the Certificates and the issuance of the Limited Guarantee as herein contemplated shall be satisfactory in form and substance to you and counsel for the Underwriter.

          (f) At the applicable Closing Time, each of the representations and warranties of the Company set forth in the Pooling and Servicing Agreement will be true and correct.

          (g) As of the applicable Closing Time, any Limited Guarantee will have been duly and validly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the provider of such Limited Guarantee, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

          (h) As of the applicable Closing Time, the Pooling and Servicing Agreement will have been duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, the Servicer, enforceable against the Servicer in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

     If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, the applicable Terms Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 5.

     SECTION 5.  Payment of Expenses.  The Company will pay all expenses
                 -------------------
incident to the performance of its obligations under this Agreement, including without limitation those related to (i) the filing of the Registration Statement and all amendments thereto, (ii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of this Agreement, each Terms Agreement, any Underwriter's questionnaires and powers of attorney,
(iii) the delivery of the Certificates to the Underwriter, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the qualification of the Certificates under securities and Blue Sky laws and the determination of the eligibility of the Certificates for investment in accordance with the provisions of Section 3(g), including filing fees, and the fees and disbursements of counsel for the Underwriter in connection therewith and in connection with the preparation of any Blue Sky Survey and Legal Investment Survey, (vi) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, hereinafter stated, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey and Legal Investment Survey, (vii) the printing and delivery to the Underwriter, in such quantities as you may reasonably request, of copies of the Limited Guarantee Agreement, (viii) the fees charged by investment rating agencies for rating the Certificates, (ix) the fees and expenses incurred in connection with the listing of the Certificates on any national securities exchange, (x) the fees and expenses incurred with respect to the National Association of Securities Dealers, Inc., including the fees and disbursements of counsel for the Underwriter in connection therewith and (xi) the fees and expenses of the Trustee and its counsel.

     If the Terms Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall reimburse you for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter.

     SECTION 6.  Indemnification.  (a) The Company agrees to indemnify and hold
                 ---------------
harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act as follows:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto);

                (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, (A) if such settlement is effected with the written consent of the Company or (B) if such settlement is effected without the written consent of the Company more than 30 days after receipt by the Company of a notice from the Underwriter, substantially reflecting the proposed terms of such settlement, to which the Company has not responded prior to the date such settlement is effected; and

               (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing to defend or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, which expenses shall be reimbursed as they are incurred.

     This indemnity agreement will be in addition to any liability which the Company may otherwise have. Insofar as this indemnity may permit indemnification for liabilities under the 1933 Act of any person who is a partner of the Underwriter entitled to indemnity hereby or who controls the Underwriter within the meaning of Section 15 of the 1933 Act and who, at the date of this Agreement, is a director, officer or controlling person of the Company, such indemnity agreement is subject to the undertaking of the Company in the Registration Statement.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this indemnity agreement to the extent such indemnifying party was not materially prejudiced by such failure or which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel) for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 7.  Contribution.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company on the one hand, and the Underwriter, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter (i) in such proportion as shall be appropriate to reflect the relative benefit received by the Underwriter, as represented by the percentage that the Underwriting discount or discounts on the cover of such Prospectus Supplement bears to the initial public offering price or prices as set forth thereon, and the Company shall be responsible for the balance; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the benefit referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other with respect to statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Underwriter and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company and shall survive delivery of any Certificates to the Underwriter.

     SECTION 9.  Termination of Agreement.  This Agreement may be terminated for
                 ------------------------
any reason at any time by either the Company or you upon the giving of thirty days' written notice of such termination to the other party hereto. You may also terminate any Terms

Agreement, immediately upon notice to the Company, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Registration Statement or Prospectus any change, or any development involving a prospective change in, or affecting, the condition, financial or otherwise, earnings, affairs or business of the Company whether or not arising in the ordinary course of business, which in your judgment would materially impair the market for, or the investment quality of, the Certificates, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to proceed with the offering or delivery of the Certificates or enforce contracts for the sale of the Certificates, or (iii) if trading generally on either the New York Stock Exchange or the American Stock Exchange has been suspended, or minimum or maximum prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, Minnesota or New York authorities. In the event of any such termination, (A) the covenants set forth in Section 3 with respect to any offering of Certificates shall remain in effect so long as the Underwriter own any such Certificates purchased from the Company pursuant to the applicable Terms Agreement and (B) the covenant set forth in
Section  3(c), the provisions of Section 5, the indemnity agreement set forth in
Section 6, and the contribution provisions set forth in Section 7, and the provisions of Sections 8 and 13 shall remain in effect.

     SECTION 10.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to you at the address set forth on the first page hereof, attention of the Syndicate Registration Department. Notices to the Company shall be directed to Green Tree Financial Corporation, 1100 Landmark Towers, 345 St. Peter Street, Saint Paul, Minnesota 55102-1639, attention of the Secretary, with a copy to the Treasurer.

     SECTION 11.  Parties.  This Agreement shall inure to the benefit of and be
                  -------
binding upon you and the Company and any Terms Agreement shall inure to the benefit of and be binding upon the Company and any Underwriter who becomes a party to a Terms Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement or a Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto or thereto and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives any legal or equitable right, remedy or claim under or with respect to this Agreement or a Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof or thereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein and therein) and for the benefit of no other person, firm or corporation. No purchaser of Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12.  Governing Law and Time.  This Agreement and each Terms
                  ----------------------
Agreement shall be governed by the laws of the State of New York. Specified times of day refer to New York City time.

     SECTION 13.  Counterparts.  This Agreement and any Terms Agreement may be
                  ------------
executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and the Company in accordance with its terms.

                              Very truly yours,

                              GREEN TREE FINANCIAL CORPORATION


                              By
                                -------------------------------
                                Name:
                                Title:


CONFIRMED AND ACCEPTED, as of
  the date first above written:

LEHMAN BROTHERS INC.


By
  ----------------------------
  Name:  William E. Lighten
  Title: Senior Vice President

                                                                       EXHIBIT A
                                                                       ---------



                    GREEN TREE FINANCIAL CORPORATION, SELLER
                Manufactured Housing Contract Senior/Subordinate
                    Pass-Through Certificates, Series 1993-4
                                   Class B-2

                                TERMS AGREEMENT
                                ---------------

                                    Dated:  August 30, 1994

To: Green Tree Financial Corporation, (the "Company") under the Pooling and Servicing Agreement, dated as of December 1, 1993 (the "Pooling and Servicing Agreement") and the Limited Guarantee Agreement, dated as of September 1, 1994 (the "Limited Guarantee Agreement")


Re:  Underwriting Agreement dated August 30, 1994


Series Designation: Manufactured Housing Contract
- - ------------------
                    Senior/Subordinate Pass-Through Certificates,
                    Series 1993-4, Class B-2 (Subordinated)

Underwriter:
- - -----------

Lehman Brothers Inc.

Terms of the Certificates:
- - -------------------------

                    Original
                    Principal                 Remittance
Class                Amount*                    Rate
- - -----               ---------                 ----------
Class B-2           $ 29,011,584.11           8.55% per annum,
                                              subject to a maximum
                                              rate equal to the
                                              weighted average
                                              of the Contract Rates
                                              on each Contract in the
                                              Contract Pool computed
                                              on the basis of a 360-
                                              day year of twelve 30-
                                              day months

*  Approximate.  Subject to permitted variance of plus or minus 5%.

Certificate Ratings:
- - -------------------

          Class B-2: "Baa1" by Moody's Investors Service, Inc. and "A-" by Fitch Investors Service, Inc.

REMIC Election:
- - --------------

          The Company has elected to cause the Trust to be treated as a REMIC.

Servicer:
- - --------

          Green Tree Financial Corporation (in such capacity, the
"Servicer")

Trust:
- - -----

          The Trust includes actuarial manufactured housing installment sales contracts and installment loan agreements (the "Contracts") conveyed by the Company listed in Exhibit N to the Pooling and Servicing Agreement.

          The Trust includes (i) the Contracts, including all rights to receive payments on the Contracts on and after the Cut-off Date, (ii) the amounts held from time to time in an interest bearing trust account (the "Certificate Account") maintained by the Trustee pursuant to the Pooling and Servicing Agreement, (iii) any property which initially secured a Contract and which is acquired by repossession, (iv) all standard insurance policies and the proceeds thereof and (v) all documents contained in the Contract Files, including the Land-and-Home Contract Files.

Credit Enhancement:
- - ------------------

          Limited Guarantee and Subordination of Class C Certificates to Class B-2 Certificates.

Payment Dates:
- - -------------

          The 15th day (or if such day is not a business day, the next succeeding business day) of each month commencing September 15, 1994.

Purchase Price:
- - --------------

          Subject to the terms of the following paragraph, the purchase price payable by the Underwriter for the Class B-2 Certificates is ___________% of the principal amount of the Class B-2 Certificates plus accrued interest, if any, at the Class B-2 Remittance Rate (8.55%; subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the Contract Pool) from August 15, 1994.

 Underwriting Commission:
 -----------------------

          Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriter in connection with the purchase of the Certificates.

          Public Offering price and/or method of determining price at which the Underwriter will sell the Certificates:

          Class B-2:    _________% of $29,011,584.11


Closing Date and Location:
- - -------------------------

          On or about September 6, 1994, offices of Brown & Wood, One World Trade Center, New York, New York.



          LEHMAN BROTHERS INC.
          By:
             ----------------------------------
             Name:   William E. Lighten
             Title:  Senior Vice President



ACCEPTED:

GREEN TREE FINANCIAL CORPORATION


By:
   -------------------------------
   Name:
   Title:

                                       3